Exhibit 99.1

Sunset Financial Resources and Alesco Financial Trust to Merge

Sunset Enters into Interim Management Agreement with Cohen Brothers

Jacksonville, FL and Philadelphia, PA (April 27, 2006) – Sunset Financial Resources, Inc. (NYSE:SFO) and Alesco Financial Trust announced today a definitive agreement to merge. Under the terms of the agreement, Sunset will issue 1.26 Sunset shares for each Alesco share. The combined company will continue to trade on the NYSE and will operate under the Alesco Financial name. The merged company will pursue Alesco’s investment strategy focused on trust preferred securities issued by banks and insurance companies, middle market loans and residential mortgage backed securities.

Alesco Financial Trust, a specialty finance REIT, completed a $111 million Rule 144A equity offering in January 2006 and currently has approximately $2.2 billion in assets. Alesco is externally managed by Cohen Brothers Management LLC, a leading asset management firm based in Philadelphia, PA. Cohen Brothers currently has approximately $17.0 billion in assets under management, including over $7.0 billion in trust preferred securities issued by banks and insurance companies. Cohen Brothers is a market leader in trust preferred securities to these sectors with an estimated 35% market share. Trust preferred financing is attractive to banks and insurance companies as it qualifies for favorable regulatory and rating agency capital treatment.

Sunset has entered into an interim management agreement with Cohen Brothers, effective immediately, which will allow Sunset to transition its existing assets into assets consistent with the investment strategy of the combined company. Sunset expects the interim management agreement will allow the company to more efficiently execute the merger integration and allow the company to more quickly realize the benefits of the transaction. Upon the closing of the merger, Cohen Brothers will continue as the combined company’s external manager.

“After doing an extensive analysis of our strategic alternatives, including studying our existing business model, the Special Committee of the Board of Directors of Sunset determined that the best course of action to optimize shareholder value was to alter our existing investment strategy. Cohen Brothers has an outstanding track record of creating value for shareholders with its structured finance products. As a result, our Board of Directors decided to pursue a merger with Alesco and enter into an external management agreement with Cohen Brothers,” said George Deehan, CEO of Sunset.

“Sunset expects the transaction to be accretive to earnings within the next year as the Alesco business plan is fully phased in,” said Rodney Bennett, Sunset’s Chairman of the Board of Directors, “And by entering into the interim management agreement, we believe we will achieve improved results during the pre-merger period.”

Daniel Cohen, Chairman of the Board of Alesco said, “Sunset has done a commendable job of preserving value in a difficult interest rate environment and has skillfully managed its residential mortgage backed securities portfolio. We are excited about this transaction as it provides Alesco with an NYSE listing and public market liquidity for our shareholders. In addition, it represents a meaningful addition of capital with which we can further execute our business strategy and create value for shareholders.”

Key Transaction Benefits

•	Expected to be accretive to per share earnings of both Sunset and Alesco shareholders within the first year of operations

•	Accretive to Alesco’s book value per share

•	Improved access to capital for both Sunset and Alesco

•	Provides public stock market liquidity to Alesco shareholders and increases Sunset’s stock market float and liquidity

•	Sunset shareholders benefit from a new investment strategy in higher yielding assets

•	Approximately doubles Alesco’s capital base in a cost effective manner

•	Sunset shareholders gain access to the management expertise and experience of Cohen Brothers

Upon the completion of the merger, the board of directors will consist of nine directors: three independent directors from Sunset, four independent directors from Alesco, and Daniel G. Cohen, Alesco’s Chairman, and James J. McEntee, Alesco’s President & CEO. Mr. Cohen will serve as Chairman and Mr. McEntee will serve as President & CEO of the merged company.

As part of the transaction, Sunset will conduct a tender in which it will offer to purchase for cash up to $25 million of Sunset common shares from existing Sunset shareholders at a price of $8.74 per share. The tender is expected to close immediately prior to the closing of the merger. Current Sunset shareholders will own 42% of the combined company (35% if the full self-tender amount is fully subscribed).

The transaction is structured as tax free to Alesco shareholders. The 1.26 Sunset shares per Alesco share represents an implied value of approximately $11.15 per Alesco share based on Sunset’s closing price of $8.85 on April 27, 2006. Additionally, the combined company will have a total equity market capitalization of $220 mm based on this price. The exchange ratio and tender offer values are subject to adjustments based on the repayment of certain Sunset commercial loans. The merger agreement is also subject to shareholder approval from both companies and other customary conditions. The transaction is expected to close in the third or fourth quarter of 2006.

Banc of America Securities LLC acted as financial advisor to Sunset and Locke Liddell & Sapp LLP acted as its legal counsel. JP Morgan acted as a co-advisor to Sunset. Friedman, Billings, Ramsey & Co., Inc. acted as the financial adviser to Alesco and Clifford Chance US LLP acted as its legal counsel.

Investor Conference Call

An investor conference call is scheduled for Friday, April 28, 2006 at 11:00 AM Eastern. A live webcast of the conference call and presentation will be available online at www.sunsetfinancial.net. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio/visual software. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in number is (877) 502-9274 (domestic) and (913) 981-5584 (international).

An archive of the webcast will be available online at www.sunsetfinancial.net on Tuesday, May 2, 2006. In addition, a dial-in replay of the call will be available from Tuesday, May 2, 2006 through 11:59 p.m. ET on Tuesday, May 9, 2006. The replay dial-in number is (719) 457-0820 (domestic) and (888) 203-1112. The passcode is 4734555.

Presentation materials to accompany the conference call can be found at both www.sunsetfinancial.net and at www.alescofinancialtrust.com.

About Sunset

Sunset is a specialty finance REIT headquartered in Jacksonville, Florida. The company invests in high quality residential mortgage backed securities and commercial bridge loans. As of March 31, 2006, it had approximately $1.1 billion of assets. Sunset trades on the New York Stock Exchange under the symbol “SFO”.

About Alesco

Alesco is a specialty finance REIT headquartered in Philadelphia, Pennsylvania. The company is externally managed by an affiliate of Cohen Brothers. Alesco invests in trust preferred stock issued by banks and insurance companies, middle market loans, and residential mortgage backed securities. As of March 31, 2006, Alesco had approximately $2.2 billion in assets.

About Cohen Brothers

Cohen Brothers is a leading asset management firm with approximately $17.0 billion in assets under management, including over $7.0 billion in trust preferred securities. Based in Philadelphia, PA, the company has over 70 professionals in offices in Philadelphia, New York City, and Paris. Cohen Brothers is a market leader in trust preferred securities origination for bank and insurance companies with a 35% market share in 2005. The company has managed 15 CDO and CLO transactions since 2002 and was ranked as the second largest manager of aggregate CDO assets under management for 2002-2005, according to Asset-Backed Alert, an industry publication.

Contacts

Sunset Financial Resources, Inc.

Stacy Riffe, Chief Financial Officer

(904) 425-4365

Alesco Financial Trust

John Longino, Chief Financial Officer

(215) 701-9687

Additional Information About This Transaction

This material is not a substitute for the proxy statement/prospectus Sunset will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement/prospectus which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents which will be filed by Sunset with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to sriffe@sfous.com.

Sunset, its directors, and its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Sunset and their ownership of Sunset stock is set forth in the 2005 Annual Report on Form 10K. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus for the proposed merger when it becomes available.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Sunset and Alesco caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sunset and Alesco, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: factors that affect the timing or ability to complete the transactions contemplated herein; the risk that the business will not be integrated successfully; the risk that cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with lenders, other counterparties, or employees; competition and its effects on pricing, spending, third-party relationships and revenues; the failure of the companies to successfully execute their business plans, gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Sunset’s filings with the SEC, which are available at the SEC’s web site www.sec.gov. Sunset and Alesco disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.